EXHIBIT 99.1
JOINT FILING AGREEMENT
MDxHealth SA
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing. It is understood and agreed that the joint filing of the Schedule 13G shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Exchange Act. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 16, 2026.

GENOMIC HEALTH, INC.

By:	/s/ James Herriott
	Name:	James Herriott
	Title:	Secretary

EXACT SCIENCES CORPORATION

By:	/s/ James Herriott
	Name:	James Herriott
	Title:	Senior Vice President, General Counsel and Secretary